Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES EXTENSION OF EARLY TENDER DEADLINE

RED BANK, NJ, August 12, 2016 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has extended the early tender deadline by which holders of its 8.625% Senior Notes due 2017 (the “Notes”) must tender such Notes in K. Hovnanian’s previously announced tender offer to purchase for cash any and all of the Notes (the “Tender Offer”) and related solicitation of consents (the “Consent Solicitation” and together with the Tender Offer, the “Tender Offer and Consent Solicitation”) in order to receive the Total Consideration (as defined below) to the “Expiration Time” for the Tender Offer and Consent Solicitation, which is 8:30 a.m., New York City time, on September 7, 2016.

Accordingly, all Notes validly tendered and not withdrawn at or before the Expiration Time will be eligible to receive the total consideration of $1,010 per $1,000 principal amount of Notes purchased pursuant to the Tender Offer and Consent Solicitation (such amount, the “Total Consideration”). The Total Consideration includes a payment of $30.00 per $1,000 principal amount of Notes, which was previously payable only in respect of Notes tendered with consents at or before 5:00 p.m., New York City time, on August 11, 2016, but which is now payable in respect of all Notes tendered with consents at or before the Expiration Time. The “Withdrawal Deadline” for the Tender Offer and Consent Solicitation of 5:00 p.m., New York City time, on August 11, 2016 has passed and holders may no longer withdraw Notes tendered or revoke consents delivered in the Tender Offer and Consent Solicitation. Holders of Notes who have previously tendered their Notes and delivered consents do not need to re-tender such Notes or re-deliver consents or take any other action in response to this announcement in order to tender and consent or receive the Total Consideration.

In addition to the Total Consideration, all holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest in respect of their purchased Notes from the most recent interest payment date to, but not including, the payment date for Notes purchased in the Tender Offer. The Tender Offer and Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in the Offer to Purchase and Consent Solicitation Statement, dated July 29, 2016, and in the related Letter of Transmittal and Consent (together, the “Tender Offer and Consent Solicitation Documents”). Holders of Notes are referred to the Tender Offer and Consent Solicitation Documents for the detailed terms and conditions of the Tender Offer and Consent Solicitation with respect to the Notes, which, other than with respect to the extension of the early tender deadline discussed herein, remain unchanged.

Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as dealer managers for the Tender Offer and the solicitation agents for the Consent Solicitation. Global Bondholder Services Corporation is serving as the depositary and the information agent for the Tender Offer and Consent Solicitation. Any question regarding procedures for tendering Notes may be directed to Global Bondholder Services by phone at 866-470-4300 (toll free) or 212-430-3774. Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to Credit Suisse Securities (USA) LLC by phone toll free at 800-820-1653 or collect at 212-325-2476 and Merrill Lynch, Pierce, Fenner & Smith Incorporated by phone toll free at 888-292-0070 or collect at 646-855-2464.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Notes or any other securities of the Company. This press release also is not a solicitation of consents to the proposed amendments to the indenture governing the Notes. The Tender Offer and Consent Solicitation are being made solely on the terms and subject to the conditions set forth in the Tender Offer and Consent Solicitation Documents and the information in this press release is qualified by reference to such Tender Offer and Consent Solicitation Documents.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.